Exhibit 99.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER





        Pursuant to Section 906 of the Sarbanes-Oxley Act 2002 (18 U.S.C. 1350), the undersigned, Gary Schultheis, Chief Executive Officer of EVOLVE ONE, INC. (the Company) has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the Report).

        The undersigned certifies that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

        IN WITNESS WHEREOF, the undersigned has executed this certification as of the 14th day of August, 2002.




                                        Name: /s/Gary Schultheis
                                              ------------------
                                              Gary Schultheis

                                        Title: Chief Executive Officer